UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2024

Hallador Energy Company
(Exact name of registrant as specified in its charter)

Colorado	001-34743	84-1014610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1183 East Canvasback Drive, Terre Haute, Indiana 47802
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (812) 299-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $.01 par value	HNRG	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange  Act. ☐

Item 3.02         Unregistered Sales of Equity Securities.

To the extent applicable, the information set forth below in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01         Other Events.

As previously reported by Hallador Energy Company (the “Company”) in its Current Report on Form 8-K filed on August 11, 2022 and Quarterly Report on Form 10-Q filed on August 15, 2022, the Company is party to an Unsecured Convertible Promissory Note dated August 12, 2022 with ALJ Regional Holdings, Inc. (as subsequently transferred to ALJ Investment Company, LLC) in the principal amount of $10,000,000 and an Unsecured Convertible Promissory Note dated August 8, 2022 with Hallador Alternative Assets Fund, LLC in the principal amount of $1,000,000 (together, the “Convertible Notes”). On June 28, 2024, the holders of the Convertible Notes agreed with the Company to exchange their Convertible Notes (inclusive of accrued interest through maturity) for 1,900,000 shares of the Company’s common stock and 190,000 shares of the Company’s common stock, respectively. The issuance of the shares is exempt from registration under Section 4(a)(2), Section 3(a)(9) and/or Rule 506(b) of Regulation D as promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hallador Energy Company

Date: July 3, 2024	By:	/s/MARJORIE HARGRAVE
Marjorie Hargrave
Chief Financial Officer

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